                                                                                                    Press Release

iCAD, Inc. Reports on Third Quarter Sales

- Company will Report Q3 Earnings on October 27, 2005 -

NASHUA, New Hampshire - October 6, 2005 - iCAD®, Inc. (Nasdaq:iCAD) an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early identification of cancer, today provided preliminary information about its financial results for the third quarter ended September 30, 2005. Additionally, the Company announced that it intends to report earnings for its third quarter on October 27, 2005 prior to the open of the market.

The Company noted that, based upon preliminary estimates, revenues for the quarter ended September 30, 2005 are expected to be approximately $3.4 million, compared to $6.0 million in the third quarter of 2004. This reduction in sales is attributable primarily to a decline in sales of the Company’s CAD solutions for film-based mammography.

Commenting on the preliminary results, W. Scott Parr, iCAD’s President and CEO, stated, “In mid-September, a major clinical study was published in the New England Journal of Medicine, comparing the benefits of film-based and digital mammography. Results showed, among other findings, that digital mammography showed superior performance in detecting cancers in dense breasts and for younger women. We believe the lower than anticipated revenue from film-based CAD systems was due in part to the release of this study, which delayed capital budgeting and purchasing decisions for many film-based facilities in the final stages of CAD acquisition. This delay was particularly problematic because it occurred in the final weeks of the third quarter, when historically a substantial percentage of quarterly orders are received.”

During the third quarter of 2005, iCAD increased its marketing activities and added additional sales personnel. Contributions to sales from these actions are expected to begin in the fourth quarter of 2005.

About iCAD, Inc.

iCAD, Inc. is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to identify cancer and other life-threatening conditions earlier by making medical services more effective, more accessible and more affordable for patients worldwide. Recipient of Frost & Sullivan’s Growth Strategy Leadership award, iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. As the most frequently selected CAD solution for film-based and digital breast screening, iCAD is entrusted with the task of early cancer detection by over one thousand women’s healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD is a registered trademarks of iCAD, Inc.

For iCAD investor relations, contact Kevin McGrath of Cameron Associates at +1 212 245 4577 or via email at kevin@cameronassoc.com.

For all other inquires, contact Monica Pandolfi of SHIFT Communications at +1 617 681 1235 or via email at mpandolfi@shiftcomm.com.

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